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Exhibit 10.6

ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into this 16th day of May 2005 (the "Effective Date"):

BETWEEN:

  AMAZING TECHNOLOGIES CORP., a corporation duly incorporated under the laws of the State of Nevada, having offices at Suite 200, 23 Corporate Plaza, Newport Beach, California 92660;

  ("Amazing" or the "Purchaser")

AND:

  VERSIFI TECHNOLOGIES INC., a corporation duly incorporated under the laws of the State of California, having offices at 32 Journey, Suite150, Aliso Viejo, CA 92656;

  ("Versifi" or the "Seller")

(Sellers along with Purchaser referred to herein as "our", "we", "us" the "Parties" or individually as each "Party" as the case may be).

RECITALS

        A.    Amazing is engaged in the business of the acquisition of Real Time Solutions and Web Based Services that can be dynamically identified, located, accessed, compiled and assembled in pre-specified configurations;

        B.    Versifi owns intellectual property which relates to the business of Amazing and in particular, patents and trademarks applicable to Content Management software, as well as personalization and wireless technologies (the "Business");

        C.    The Parties desire that Purchaser acquire and purchase from Sellers, and that Sellers sell, convey, transfer, and assign to Purchaser, all assets of Seller which relate to the Business, as specifically set out herein.

        D.    Versifi desires to Liquidate the Trust Agreement created by the Adaptiveinfo Liquidating Trust Agreement (the "Trust Agreement") which was made by and between AdaptiveInfo, Inc. ("Adaptive") and certain Shareholders and Trustees, identified in the Trust Agreement. (a true and correct copy of the Trust Agreement is attached hereto as Exhibit "B")

        NOW, THEREFORE, in consideration of the promises and of their mutual representations, warranties, covenants, agreements and conditions contained in this Agreement, the Parties agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATION

        1.1    Defined Terms.

        As used in this Agreement, the following terms shall have the following meanings:

          (a)   "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, a specified Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

          (b)   "Applicable Laws" shall mean any law, rule, regulation, order, judgment, or determination of any governmental authority, or any restrictive covenant or deed restriction (recorded or otherwise) applicable to the Business.

          (c)   "Assets" means all assets, properties, intellectual properties, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description that are owned, leased, held, used or useful in the Business in which Seller has any right, title, or interest or in which Seller acquires any right, title, or interest on or before the Closing Date, as set out on Schedule "A" hereto.

          (d)   "Business" means the operation and maintenance of assets owned by Seller.

          (e)   "Business Day" means any day other than a Saturday, Sunday, or a day on which the banking institutions in Vancouver, British Columbia, or New York, New York are required or authorized to be closed.

          (f)    "Closing" means the closing of the transactions contemplated by this Agreement.

          (g)   "Closing Date" means 11:59 p.m. on the day on which the Closing occurs.

          (h)   "Code" means the Internal Revenue Code of 1986, as amended.

          (i)    "Consent" means any authorization, consent, approval, permit, or license of, or filing with, any governmental or public body or authority, any lender, franchisor, or any other person or entity.

          (j)    "Contracts" means any contract or agreement relative to the Business or entered into and material to the obligations or benefits of the Seller.

          (k)   "Damages" means losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, interest, and expenses (including attorneys' fees and costs).

          (l)    "Encumbrances" means all liabilities, obligations, claims, use and occupancy rights, options, pledges, mortgages, security interests, liens, charges, burdens, and encumbrances, other than the rights of third parties under Contracts to grant or withhold their consent to the transfer of such assets to Purchaser.

          (m)  "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

          (n)   "Intangibles" means all intangible assets other than Licenses and Contracts, including claims owned, used, or held for use in the Business.

          (o)   "Knowledge", when used herein with respect to Seller, means the actual knowledge of Seller without independent investigation or inquiry.

          (p)   "Licenses" means all licenses, permits, consents and authorizations issued by any Governmental Entity to Seller in connection with the Business.

          (q)   "Litigation" means any pending, instituted, or threatened legal action or administrative proceeding or investigation.

          (r)   "Order" means any continuing court or administrative order, judgment, writ, injunction, or decree applicable specifically to Seller, the Business, or the Assets.

          (s)   "Permitted Encumbrance" means any (a) Encumbrance securing Taxes, assessments and governmental charges not yet due and payable, (b) zoning law or ordinance or any similar law, rule, regulation, or requirement of any Governmental Entity, (c) right reserved to any Governmental Entity to regulate the affected property, and (d) as to Owned Property and

  Easements, any Encumbrance that does not individually or in the aggregate interfere with the right or ability to own, use, or operate the Owned Property or Easement as they are being used or operated or to convey title to the same; provided that "Permitted Encumbrance" will not include any Encumbrance securing a debt or claim (other than inchoate material men's, mechanics', workmen's, repairmen's, or other like Encumbrances arising in the ordinary course of business, or any Encumbrance described in clause (e)(ii) above) or any Encumbrance that could prevent or impair in any way the marketability of the Real Property or the conduct of the Business as it is currently being conducted.

          (t)    "Person" means an association, a corporation, an individual, a partnership, a limited liability company, a trust, or any other entity or organization, including a Governmental Entity.

          (u)   "Personal Property" means all tangible personal property used or necessary for the conduct of the Business.

          (v)   "Taxes" means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes. The term "Tax Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and the term "Tax Return" means any one of the foregoing Tax Returns.

          (w)  "Transaction Documents" means all of the documents executed by the Parties in connection with the consummation of the transactions contemplated by this Agreement.

        1.2    Other Definitions.     The following terms are defined in the Sections or Recitals indicated:

Term	Section or Recital
Agreement	First Paragraph
Assumed Liabilities	3.1
GAAP	1.3
Purchase Price	4.1

        1.3    Accounting Terms.     All accounting terms not otherwise defined in this Agreement will have the meanings ascribed to them under generally acceptable accounting principles ("GAAP") as in effect from time to time in the United States.

ARTICLE II.

PURCHASE AND SALE OF ASSETS

        2.1    Purchased Assets.     Subject to the terms and conditions of this Agreement, effective as of the sale date, Sellers shall sell, convey, transfer, assign, and deliver to Purchaser, free and clear of all Liens except permitted Liens, and Purchaser shall purchase, all rights, title, and interest in and to all of the assets of Sellers, including but not limited to the following (collectively, the "Purchased Assets"):

          (a)      Inventory.     All inventories in anyway related to or used in the Business (other than any Excluded Inventory), (collectively, the "Inventory").

          (b)      Tangible Personal Property.     All tangible personal property in anyway related to or used in the Business, wherever located, including, but not limited to, all machinery, equipment, test equipment, and computers.

          (c)      Warranty Rights.     All of the Business' rights in, to and under third-party manufactures' warranties.

          (e)      Intellectual Property Rights.     The Transferred Intellectual Property Rights.

          (f)      Equity Interests.     Any and all equity interests in the aforementioned assets.

          (g)      Assumed Contracts.     The following Contracts and all rights of any kind relating thereto (the "Assumed Contracts").

    •
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          (h)      Cash.     The sum of all prorated pre-paid accounts receivables received prior to the Sale Date for services rendered on or after the Sale Date, and any and all vendor deposits as of the Sale Date.

          (i)      Trade and Copy Rights.     Any and all Versifi Technologies, Inc., Trade and Copy Rights.

          (j)      Accounts Receivables.     Any and all Accounts Receivables paid or that are due to be paid before and after the Sale Date as defined by GAAP.

        2.2    Retained Assets,     Sellers shall not sell, convey, transfer, assign, or deliver, and Purchaser shall not purchase or acquire any of the following assets (collectively, the "Retained Assets").

          (a)      Cash.     None

          (b)      Receivables.     All accounts receivables, note receivables, and miscellaneous receivables of the Business for services rendered prior to the Closing Date.

          (c)      Retained Contracts.     None

          (d)      Insurance Policies.     None

          (e)      Tax Claims.     None

          (f)      Claims.     Any claims relating to Versifi Technologies, Inc., which are not specifically set out herein.

          (g)      Certain Records.     None

          (h)      Excluded Equity Interests.     Any equity interests not specifically noted herein.

          (i)      Excluded Inventory.     None

          (j)      Excluded Tangible Personal Property.     None

          (k)      Excluded Real Property.     None

          (l)      Excluded Contractual Rights or Claims.     None

          (m)      Excluded Intellectual Property.     None

        2.3    Deemed Consents and Cures.     For all purposes of this Agreement (including all representations and warranties of Sellers contained herein), Sellers shall be deemed to have obtained all required consents, as applicable, in respect of the assignment and transfer of any Purchased Asset and to have cured all accounts payable owed and all defaults prior to the Sale Date thereunder if, and to the extent that, pursuant to the Sale Date, Sellers are authorized to assign any Purchased Assets to Purchaser. Purchaser and Seller have exchanged and reviewed each others' applicable board and shareholder resolutions approving the contemplated assignments and transfers in the Agreement and after doing so are satisfied with the contents of such board and shareholder resolutions.

ARTICLE III

ASSUMPTION OF LIABILITIES

        3.1    Assumed Liabilities.     Upon the terms and subject to the conditions of this Agreement, Purchaser shall assume, pay, perform and discharge when due, effective as of the Sale Date and thereafter, any and all liabilities as set forth on Schedule "B" hereto (collectively "Assumed Liabilities").

        3.2   Purchaser will, upon the Closing Date, assume the existing obligation of Versifi regarding the legal fees, administrative fees and other fees associated with, and necessary to, the wind down, or termination, of the AdapativeInfo Liquidating Trust. Such wind down, or termination, and the fees associated therewith are made pursuant to Section 8 of the Trust Agreement attached hereto as Exhibit "B". Additionally, on the Closing Date herein, the wind down and termination of the AdaptiveInfo Liquidating Trust, including the manner of, reasons for and timing of the wind down and termination, has been agreed to by those who are, and were, party to the AdaptiveInfo Liquidating Trust, including those defined as "Trustees" or "Shareholders" therein.

        3.2.1   Purchaser's assumption of the obligation referenced in section 3.2 above, i.e., Versifi's obligation regarding the legal fees, administrative fees and other fees associated with, and necessary to, the wind down, or termination, of the AdapativeInfo Liquidating Trust, shall be limited to and not exceed fifteen thousand dollars ($15,000.00).

        3.3   Purchaser expressly does not assume the liability of any of Seller's tax, income or otherwise, whether Federal, State, Local, or other governmental entity or subdivision, or whether past, present or future. As such, said tax is to remain the liability of Seller, unless otherwise expressly provided for herein.

ARTICLE IV

CONSIDERATION

        4.1    Purchase Price.     Subject to any deductions and prorations and upon the terms of this Agreement, in consideration of the aforesaid sale, transfer, conveyance, and assignment, at the Closing, the total consideration to be paid by the Purchaser and which shall be delivered or caused to be delivered to the Sellers in full payment for the Purchased Assets, the amount of 1,200,000 common shares, such shares to be issued under Regulation 144 of the Rules and Regulations of the United States Securities and Exchange Acts and to be subject to certain trade restrictions thereto (the "Purchase Price").

          (a)   Purchaser acknowledges that on the Closing Date the common shares of the Purchaser shall be trading at a minimum price of USD$1.00 per share (the "Minimum Price").

          (b)   If the Purchaser's shares are not trading at a minimum price of $1.00 on the Closing Date, a condition to the Seller's obligation to closing the transaction shall be the Purchaser's closing on a fund raising of a minimum of $750,000 USD of an anticipated $1,350,000 USD initial financing.

          (c)   Seller has acquired the consent and agreement of all of its existing shareholders to hold its shares, i.e., those provided for in Section 4.1, herein, for a minimum of twelve (12) months from the Closing Date at which time, such Amazing shares may be unrestricted. The purpose and intent of requiring the Seller's shareholders to hold the restricted Amazing shares for a minimum of twelve (12) months (i.e., without selling the Amazing shares) provided for in Section 4.1, herein, is that at the time of the Closing Date, it will be difficult to value the Amazing shares provided for in Section 4.1, herein, since such shares are, and will be, restricted (Section 144 stock) in a "pinksheet" company.

          (d)   All parties agree that if in twelve (12) months from the Closing Date, herein, the Amazing shares become unrestricted, there is a likelihood that the Amazing shares could be valued more objectively. As such, the expiration of the twelve (12) month holding period, should establish a better occasion to value the Amazing shares and thus a more superior opportunity to wind down, or terminate, the AdaptiveInfo Liquidating Trust, under Section 3.2, herein, and proportionately distribute the Amazing shares under Section 4.1, herein, than at the Closing Date, herein.

          (e)   Purchaser also agrees to grant 'piggyback registration rights' (i.e. the filing process a company performs in accordance with Securities and Exchange Commission ("SEC") regulations prior to offering a new issue to the public, enabling the SEC to confirm that the issue meets all regulatory requirements), if Purchaser completes a financing of at least ten million dollars ($10,000,000.00) involving the issuance of registered securities. As such, permitting Seller's shareholders the piggyback registration will allow the shareholders of the restricted common shares in Amazing to have their Amazing shares registered with the SEC.

          (f)    In addition to the Purchase Price, Seller shall have the right to appoint one director to serve on the Purchaser's board of directors.

        4.2    Adjustments to Purchase Price.     The Purchase Price will be adjusted as follows:

          (a)   Adjustments on a pro rata basis as of the Closing Date will be made for all prepaid expenses, accrued expenses (including real and personal property taxes), prepaid income, rental and customer prepayments, and accounts receivable related to the Business, all as determined in accordance with GAAP consistently applied, and to reflect the principle that all expenses and income attributable to the Business for the period prior to the Closing Date are for the account of Seller, and all expenses and income attributable to the Business for the period on and after the Closing Date are for the account of the Purchaser.

          (b)   All advance payments to, or funds of third parties on deposit with, Seller as of the Closing Date, relating to the Business, including advance payments and deposits by customers served by the Business, shall be assumed by the Purchaser and credited to the account of the Purchaser.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF SELLER:

        Seller hereby represents and warrants to Purchaser as follows:

        5.1    Organization and Good Standing.     Seller is a corporation, duly organized, validly existing, and in good standing under the laws of the State of California, with all requisite powers and authority to carry on the Business as it is currently conducted and to own its properties as they are currently owned.

        5.2    Authorization; No Conflicts.     The execution, delivery, and performance of this Agreement by Seller has been, or by the Closing Date will have been, duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legally valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of this Agreement by Seller will not (a) violate in any material respect any Applicable Law, (b) violate or constitute a breach or default (whether upon notice or lapse of time or both, and/or the occurrence of any act or event or otherwise) under, the charter documents or bylaws of Seller or any contracts to which Seller is a party that would impair the ability of Seller in any way to perform its obligations under this Agreement, or (c) result in the imposition of any Encumbrance upon any of the Assets.

        5.3    Title; Assets; Operation of the Business.     Except for Encumbrances that will be paid in full at Closing and Permitted Encumbrances, the Assets are, and will be transferred to Purchaser, free and clear of all Encumbrances. Seller has good and marketable title to the Assets. The Assets and the Intellectual Property are the only assets necessary to conduct the Business as presently conducted. Seller has complied in all material respects with all Applicable Laws in the operation of the Business.

        5.4    Contracts and Licenses.     Except for the permitted encumbrances, Seller is not bound or affected by any of the following that relate to the Business or the Assets: (i) loan agreement, mortgage, deed of trust, or other security agreement, which will not be satisfied prior to the Closing; (ii) guaranty or indemnification agreement; (iii) contract to purchase or sell the Assets; (iv) franchise, distributorship, or other similar agreement; (v) lease of real or personal property; (vi) non-competition covenant; (vii) option or right of first refusal; or (viii) any other agreement or commitment that would have a material adverse effect on the use and operation of the Assets or the Business. True and complete copies of all written Contracts and Licenses, and accurate written descriptions of all oral Contracts and Licenses, have been provided to Purchaser. There are no existing material defaults with respect to the Contracts, Licenses and Intellectual Property.

        5.5    Taxes.     With respect to the Business:

          (a)   Seller has duly filed all Tax Returns required to be filed under U.S. federal, state, local, and foreign laws, and all of such Tax Returns are true, correct and complete.

          (b)   Seller has timely paid all Taxes due and payable or claimed to be due and payable by any taxing authority.

          (c)   The amounts of Taxes withheld by or on behalf of Seller with respect to all compensation paid to any employees for all periods ending on or before the Closing Date have been (or will be, as the case may be) proper and accurate, and all deposits required with respect to compensation paid to such employees have been (or will be) made in compliance with the provisions of all Applicable Laws. The transactions contemplated herein are not subject to the tax withholding provisions of the Code.

          (d)   Seller will file the 2004 tax return within 15 days of execution of this agreement.

          (e)   No deficiency for any Taxes has been proposed, asserted, or assessed against Seller by any Governmental Entity, which has not been resolved and paid in full.

          (f)    Seller has not given any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

          (g)   No federal, state, local, or foreign audits or other administrative or court proceedings are presently pending with regard to any Taxes or Tax Returns of Seller, and Seller has not been contacted by any taxing authority or representative thereof regarding pending tax audits related to any Taxes or Tax Return of Seller.

          (h)   No power of attorney has been granted by Seller with respect to any matter relating to Taxes, which is currently in force.

          (i)    Seller is not a party to any agreement providing for the indemnity, allocation, or sharing of Taxes.

          (j)    None of the Assets is property that is required to be treated as being owned by any other Person pursuant to the so-called "safe harbor lease" provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or that is "tax-exempt use property" within the meaning of Section 168 of the Code.

          (k)   None of the Assets directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

          (l)    Seller is not required to include in income any adjustment pursuant to Section 481 or Section 482 of the Code or similar provision of any state, local, or foreign law, and the Internal Revenue Service has not proposed any such adjustment or change.

          (m)  Seller has not agreed to make any adjustment by reason of a change in its accounting method that would affect taxable income or deductions of Seller for any period following the Closing Date, and Seller will not be required to include in a taxable period on or after the Closing Date taxable income attributable to income that economically accrues in a taxable period ending on or before the Closing Date.

        5.6    Consents.     Except for the Required Consents, no Consent is required to authorize, or is required in connection with, the execution, delivery, or performance of this Agreement or the Transaction Documents on the part of Seller.

        5.7    Litigation.     (i) There is no Litigation, pending or, to Seller's Knowledge, threatened, that is reasonably likely to have a material adverse effect on any of the Assets or the Business; (ii) Seller is not subject to or in default of any Order requiring Seller to take any action of any kind with respect to the Assets or the operation of the Business; and (iii) there is no Litigation pending or, to the Knowledge of Seller, threatened that, if adversely determined, is reasonably likely to restrain or enjoin the consummation of the transactions contemplated by this Agreement, or declare unlawful the transactions or events contemplated by this Agreement, or cause any of such transactions to be rescinded.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES OF PURCHASER:

        Purchaser hereby represents and warrants to Seller as follows:

        6.1    Organizations; Power and Authority.     Purchaser is duly incorporated, validly existing and in good standing under all applicable laws, with all requisite powers and authority to carry on its business and to own its property. Purchaser has the full corporate power and authority to execute, deliver, and perform its obligations under this Agreement and all other agreements and documents Purchaser is or will be executing in connection with the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by Purchaser has been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes, and each Transaction Document shall constitute the legal, valid, and binding obligations of Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally.

        6.2    No Violation; Restrictions.     The execution, delivery, and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby or thereby, by Purchaser will not (a) violate in any material respect any Applicable Law or (b) violate, or constitute a material breach or default (whether upon notice or lapse of time or both, and/or the occurrence of any act or event or otherwise) under, the charter documents or bylaws of Purchaser or any agreements to which Purchaser is a party that would impair the ability of Purchaser in any way to perform its obligations under this Agreement.

        6.3    Litigation.     There is no Litigation pending or, to the knowledge of Purchaser, threatened that, if adversely determined, is reasonably likely to restrain or enjoin the consummation of the transactions contemplated by this Agreement, declare unlawful the transactions or events contemplated by this Agreement, or cause any of such transactions to be rescinded.

ARTICLE VII

CLOSING AND TERMINATION

        7.1    Closing.     The Closing (the "Closing") of the contemplated Transactions shall be held on Monday May 16, 2005 (or such other date as the Parties may agree in writing, but in any event no later than May 16, 2005 at the offices of 23 Corporate Plaza, Suite 200, Newport Beach, California 92660. The date on which the closing occurs is referred to as the "Closing Date" The transfers and deliveries shall be mutually interdependent and regarded as occurring simultaneously, and no such transfer or delivery shall become effective until all other transfers and deliveries provided in Article VI have also been made.

        7.2    Termination.     This agreement and the Contemplated Transactions may not be terminated except as follows:

          (a)   Upon mutual written consent of Sellers and Purchaser.

          (b)   By Sellers, if (i) Purchaser is in material breach of this agreement and (ii) such breach has not been cured on or before the Closing Date.

          (c)   By Purchaser, if (i) Sellers is in material breach of this agreement and (ii) such breach has not been cured on or before the Closing Date.

          (d)   By Sellers, if the Closing has not occurred on or before (                        ).

          (f)    By either Sellers or Purchaser, if there shall be in effect a final non-applicable court order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

ARTICLE VIII

COVENANTS

        8.1    Conduct of Business Before Closing Date.     Except as otherwise provided for in this Agreement, until the Closing, except as otherwise permitted or required by this Agreement, Seller shall use its best efforts to: (i) conduct the operations of the Business in the ordinary and usual course and use its reasonable efforts to maintain and preserve intact its business organization and relationships; (ii) not solicit, initiate, or encourage or authorize, directly or indirectly, any inquiry or proposal for the acquisition of all or any material part of the Assets, or enter into negotiations for any such proposal, or provide any person with information or assistance in furtherance of any such inquiry or proposal, and promptly notify Purchaser of all inquiries or proposals received with respect to such matters; (iii) take no action that, or omit to take any action that the failure to take which, would cause or permit Seller's representations and warranties in this Agreement to be untrue in any material respect at the Closing; (iv) maintain existing insurance coverage for Seller, the Business, and the Assets; (v) not sell, transfer, mortgage, pledge, or otherwise convey, encumber, or lease any of the Assets; (vi) not accelerate, modify, or cancel any Contracts or Licenses; and (vii) not enter into any other commitment or transaction that is material to this Agreement or to the transactions contemplated hereby or that could materially and adversely affect the Business or the Assets.

        8.2    Post Closing Audits.     For a period of three (3) years after Closing, Seller will cooperate reasonably with Purchaser and will make reasonably accessible to Purchaser and Purchaser's accountants the financial books and records of Seller regarding the Assets, to the extent reasonably available to Seller, in connection with any audits required pursuant to the regulations of the Securities and Exchange Commission in connection with financings consummated by Purchaser or its successor in interest to the Assets after the Closing. Any such audits shall be performed at the sole cost and expense of Purchaser.

        8.3    Access to Information; Confidentiality.

          (a)   During the period from the date of this Agreement through the Closing Date, Seller will give Purchaser and their respective authorized agents, advisors, accountants, attorneys and representatives reasonable access during customary working hours to all books and records of the Seller relating to the Business as they may reasonably request, for purposes of conducting inspections and investigations of the same, provided that:

            (i)    All such inspections and investigations are conducted at the Purchaser's cost, risk and expense;

            (ii)   Purchaser does not unreasonably interfere with the operations of the Business;

            (iii)   Purchaser repairs any damage caused to the Assets of Seller by Purchaser or their respective agents or representatives;

            (iv)  Seller shall be entitled to have a representative present for all inspections or investigations; and

            (v)   Sellers shall have the exclusive right to remove any party that in its sole opinion is damaging the Business.

          (b)   The Parties will hold and will cause their respective Affiliates, consultants, and advisors to hold any information that they receive in connection with the transactions contemplated by this Agreement in strict confidence, and no Party will disclose any such information to a third Person without the prior written consent of the other Parties hereto.

          (c)      Public Announcements.     No Party shall publish or use any advertising, sales, promotions, or other publicity materials that use any other Party's name, brands, logos, trademarks, or service marks without the prior written approval of such Party. No Party shall issue any publicity materials, press releases, or other public statements that refer to, or describe any aspect of this Agreement or the transaction contemplated hereby without the prior written approval of the other Parties, which approval may be withheld solely in the non-requesting Parties' discretion.

        8.4    Satisfaction of Conditions.     Each party will use its reasonable efforts to satisfy, or cause to be satisfied, the conditions to the obligations of the other parties to consummate the transactions contemplated by this Agreement.

        8.5    Further Assurances.

          (a)   Sellers agrees that, at any time and from time to time after the Closing, it will, upon the request of the Purchaser, do all such further acts as may be reasonably required to further transfer and assign to Purchaser any of the Purchased Assets, or to vest Purchaser good and marketable title to the Purchased Assets.

          (b)   Purchaser agrees that, at any time and from time to time after the Closing, it will, upon the request of the Sellers, do all such further acts as may be reasonably required to cause Purchaser to assume the Assigned Liabilities in accordance with this Agreement and as may otherwise be appropriate to carry out the transactions contemplated by this agreement.

ARTICLE IX.

CONDITIONS PRECEDENT

        9.1    Conditions to the Obligations of Purchaser and Seller.     The obligations of each Party hereunder are subject to the fulfillment at or before Closing of each of the following conditions:

          (a)      Proceedings.     No Litigation or Order shall have been threatened, instituted, or entered to restrain or prohibit the consummation of this Agreement.

        9.2    Conditions to Purchaser's Obligations.     The obligations of Purchaser hereunder are subject to the fulfillment at or before the Closing of each of the following conditions:

          (a)      Representations and Warranties.     Each representation and warranty of Sellers shall be true and correct in all material respects at and as of the Closing.

          (b)      Covenants.     Seller shall have performed and complied in all material respects with all covenants or conditions required to be performed and complied with by Seller at or before the Closing.

          (c)      No Material Adverse Change.     There shall have occurred no material adverse undisclosed condition or material adverse change in the Business or in any of the Assets since the date hereof.

          (d)      Consents.     Except for the Required Consents, all Consents shall have been obtained.

        9.3    Conditions to Seller's Obligations.     The obligations of Seller are subject to fulfillment at or before the Closing of each of the following conditions:

          (a)      Representations and Warranties.     Each representation and warranty of Purchaser shall be true and correct in all material respects at and as of the Closing.

          (b)      Covenants.     Purchaser shall have performed and complied in all material respects with all covenants or conditions required to be performed and complied with by it at or before the Closing.

          (c)      Consents.     Except for the Required Consents, all Consents shall have been obtained.

ARTICLE X.

INDEMNIFICATION; SURVIVAL:

        10.1    Indemnification by Seller.     Subject to the terms and conditions of this Article X, Seller hereby agrees to indemnify, defend, and hold harmless Purchaser, and the officers, directors, Affiliates, shareholders, and agents of Purchaser from and against all Damages asserted against or incurred by any of them arising out of or relating to: (i) any breach by Seller of any representation, warranty, covenant, or agreement contained in this Agreement or any of the Transaction Documents; (ii) all liabilities of Seller other than the Assumed Liabilities; and (iii) the ownership and operation of the Assets and the Business prior to the Closing.

        10.2    Indemnification by Purchaser.     Subject to the terms and conditions of this Article X, Purchaser, hereby agrees to indemnify, defend, and hold harmless Seller and Seller's officers, directors, Affiliates, shareholders, and agents of Seller from and against all Damages asserted against or incurred by any of them arising out of or relating to: (i) any breach by Purchaser of any representation, warranty, covenant, or agreement contained in this Agreement or any of the Transaction Documents; (ii) the Assumed Liabilities; and (iii) the ownership and operation by Purchaser of the Assets and the Business subsequent to the Closing.

        10.3    Conditions of Indemnification.     The indemnification obligations and liabilities of the Parties hereto with respect to claims made by third parties shall be subject to the following terms and conditions:

          (a)   The indemnified Party will give the indemnifying Party prompt notice of any such claim, and the indemnifying Party shall have the right to undertake the defense thereof, at the indemnifying Party's expense, by representatives chosen by the indemnifying Party and reasonably acceptable to the indemnified Party.

          (b)   If the indemnifying Party undertakes the defense of any such claim, the indemnified Party shall, to the best of its ability, assist the indemnifying Party, at the indemnifying Party's expense, in the defense of such claim and shall promptly send to the indemnifying Party, at the indemnifying Party's expense, copies of any documents received by the indemnified Party that relate to such claim.

          (c)   If the indemnifying Party, within a reasonable time after notice of any such claim, fails to defend the indemnified Party against which such claim has been asserted, the indemnified Party shall (upon further notice to the indemnifying Party) have the right to undertake the defense, compromise, or settlement of such claim on behalf of and for the account and risk of the indemnifying Party, at the indemnifying Party's expense, subject to the right of the indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise, or final determination thereof.

          (d)   If, in the opinion of the indemnified Party's legal counsel, a conflict of interest with respect to any claim exists between the indemnified Party against which a claim has been asserted and the indemnifying Party, then such indemnified Party shall have the right to retain its own counsel with respect to such claim; provided that the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying Party.

        10.4    Reliance on Representations, Warranties, Covenants and Agreements.     Notwithstanding any investigation by Purchaser, or any information obtained pursuant thereto, Purchaser shall be entitled to rely upon the representations, warranties, covenants, and agreements of Seller contained in this Agreement or any Transaction Document as to compliance with or performance by Seller of the transactions contemplated by this Agreement and the Transaction Documents.

        10.5    Survival of Representations and Warranties.     The representations and warranties in this Agreement and in any other document delivered in connection herewith shall survive the Closing for a period of six (6) months; provided that such representations and warranties shall survive as to any claim properly made prior to the termination of such period until such claim is fully paid or otherwise resolved by the Parties hereto or by a court of competent jurisdiction; and provided, further, that it is specifically understood that the expiration of any survival period or the exhaustion of any indemnity hereunder shall not have the effect of or be construed as an assumption by Purchaser or any of its Affiliates of any liability of Seller, the Purchaser having agreed to assume only the Assumed Liabilities.

ARTICLE XI.

MISCELLANEOUS:

        11.1    Amendment.     This Agreement may be amended or changed only in writing executed by the Party against which enforcement of the amendment, modification or change is sought.

        11.2    Assignment.     Neither this Agreement nor any right created hereby is assignable by any Party hereto, except by (i) Purchaser to a direct or indirect wholly owned subsidiary of Purchaser and (ii) by Seller, pursuant to any financings consummated by Seller, and provided that the rights and remedies of Purchaser hereunder are not materially impaired by such assignment. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, personal representatives, estates, devisees, successors, and permitted assigns.

        11.3    Costs and Expenses.     Whether or not the transactions contemplated hereby are consummated, each Party shall bear its own costs and expenses (including attorneys' fees and costs), and each Party agrees to pay the costs and expenses, including reasonable attorneys' fees and costs, incurred by the prevailing Party in litigation or other proceeding to enforce or interpret this Agreement.

        11.4    Notices.     All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the Party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

    To Seller:

      32 Journey, Suite 150, Aliso Viejo, CA 92656
      Attention: Mr. Simon Arkell

    To Purchaser:

      Suite 200, 23 Corporate Plaza, Newport Beach, California 92660
      Attention: Mr. J. Bradley Hall

        Any such notification shall be deemed delivered when received.

        11.5    Entire Agreement.     This Agreement (including all Schedules and Exhibits hereto) contains the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

        11.6    Headings.     The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

        11.7    Specific Performance.     Each Party hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such Parties and that any such breach would cause the other Parties hereto irreparable harm. Accordingly, each Party hereto also agrees that, in the event of any breach or threatened breach of the provisions of this Agreement by such Party, the other Parties hereto shall be entitled to equitable relief without the requirement of posting a bond or other security, including in the form of injunctions and orders for specific performance.

        11.8    Governing Law.     This Agreement and the rights and obligations of the Parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

        11.9    Risk of Loss.     The risk of any loss or damage to the Assets shall be borne by Seller for all periods prior to Closing. In the event that any such loss or damage shall be sufficiently substantial so as to preclude and prevent resumption of normal operations of any material portion of the Business or the replacement or restoration of the lost or damaged property prior to the Closing Date, Seller shall immediately notify Purchaser in writing of the inability to resume normal operations or to replace or restore the lost or damaged property, and Purchaser shall have the right to terminate this Agreement upon ten (10) days notice to Seller. If no such election is timely made by Purchaser, insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage shall be delivered by Seller to Purchaser at Closing, or the rights thereto shall be assigned by Seller to Purchaser if not yet paid over to Purchaser.

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

AMAZING TECHNOLOGIES CORP.	VERSIFI TECHNOLOGIES INC.
Per:	Per:
/s/ J. BRADLEY HALL	/s/ SIMON ARKELL
Signature	Signature
CEO	Chairman/CEO
Title	Title
May 16, 2005	May 16, 2005
Date	Date

INDEX OF SCHEDULES

Schedule "A"	Assets
Schedule "B"	Assumed Liabilities

EXHIBITS

Exhibit A	Formal Letter of Intent
Exhibit B	AdaptiveInfo Liquidating Trust Agreement

Schedule "A"

Assets

  •
  Versifi Enterprise Content Management software executables and source code

  •
  Versifi ECM Personalization Server

  •
  Versifi (AdaptiveInfo) Adaptive Information Server software executables and source code and related applications

  •
  One 1RU Ricoh computer server

Schedule "B"

Assumed Liabilities

  •
  None

QuickLinks

  Exhibit 10.6
ASSET PURCHASE AGREEMENT
RECITALS
ARTICLE I. DEFINITIONS AND INTERPRETATION
  1.1 Defined Terms.
  1.2 Other Definitions.
  1.3 Accounting Terms.
ARTICLE II. PURCHASE AND SALE OF ASSETS
  2.1 Purchased Assets.
  (a) Inventory.
  (b) Tangible Personal Property.
  (c) Warranty Rights.
  (e) Intellectual Property Rights.
  (f) Equity Interests.
  (g) Assumed Contracts.
  (h) Cash.
  (i) Trade and Copy Rights.
  (j) Accounts Receivables.
  2.2 Retained Assets,
  (a) Cash.
  (b) Receivables.
  (c) Retained Contracts.
  (d) Insurance Policies.
  (e) Tax Claims.
  (f) Claims.
  (g) Certain Records.
  (h) Excluded Equity Interests.
  (i) Excluded Inventory.
  (j) Excluded Tangible Personal Property.
  (k) Excluded Real Property.
  (l) Excluded Contractual Rights or Claims.
  (m) Excluded Intellectual Property.
  2.3 Deemed Consents and Cures.
ARTICLE III ASSUMPTION OF LIABILITIES
  3.1 Assumed Liabilities.
ARTICLE IV CONSIDERATION
  4.1 Purchase Price.
  4.2 Adjustments to Purchase Price.
ARTICLE V. REPRESENTATIONS AND WARRANTIES OF SELLER
  5.1 Organization and Good Standing.
  5.2 Authorization; No Conflicts.
  5.3 Title; Assets; Operation of the Business.
  5.4 Contracts and Licenses.
  5.5 Taxes.
  5.6 Consents.
  5.7 Litigation.
ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF PURCHASER
  6.1 Organizations; Power and Authority.
  6.2 No Violation; Restrictions.
  6.3 Litigation.
ARTICLE VII CLOSING AND TERMINATION
  7.1 Closing.
  7.2 Termination.
ARTICLE VIII COVENANTS
  8.1 Conduct of Business Before Closing Date.
  8.2 Post Closing Audits.
  8.3 Access to Information; Confidentiality.
  (c) Public Announcements.
  8.4 Satisfaction of Conditions.
  8.5 Further Assurances.
ARTICLE IX. CONDITIONS PRECEDENT
  9.1 Conditions to the Obligations of Purchaser and Seller.
  (a) Proceedings.
  9.2 Conditions to Purchaser's Obligations.
  (a) Representations and Warranties.
  (b) Covenants.
  (c) No Material Adverse Change.
  (d) Consents.
  9.3 Conditions to Seller's Obligations.
  (a) Representations and Warranties.
  (b) Covenants.
  (c) Consents.
ARTICLE X. INDEMNIFICATION; SURVIVAL
  10.1 Indemnification by Seller.
  10.2 Indemnification by Purchaser.
  10.3 Conditions of Indemnification.
  10.4 Reliance on Representations, Warranties, Covenants and Agreements.
  10.5 Survival of Representations and Warranties.
ARTICLE XI. MISCELLANEOUS
  11.1 Amendment.
  11.2 Assignment.
  11.3 Costs and Expenses.
  11.4 Notices.
  11.5 Entire Agreement.
  11.6 Headings.
  11.7 Specific Performance.
  11.8 Governing Law.
  11.9 Risk of Loss.
Schedule "A" Assets
Schedule "B" Assumed Liabilities